EXHIBIT 10.01

BILL OF SALE

AND

ASSIGNMENT, RELEASE AND ASSUMPTION AGREEMENT

THIS BILL OF SALE AND ASSIGNMENT, RELEASE AND ASSUMPTION AGREEMENT (the “Agreement”) is entered into effective the 21st day of February 2013, between Consolidation Services, Inc., a Delaware corporation (“CNSV”) and Hydrocarbons Holdings, Inc., a Delaware corporation (“HH”) and wholly-owned subsidiary of CNSV.

WHEREAS, CNSV desires to transfer substantially all of its oil and gas assets and liabilities to HH, and HH desires to accept such assignment as of the 28th day of February 2013.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.

CNSV hereby bargains, sells, grants, and delivers to HH all of its right, title, and interest in and to the assets set forth on the attached Exhibit A.

2.

CNSV hereby assigns and transfers to HH all of its right, title and interest in and to the contracts and agreements set forth on the attached Exhibit B, and HH hereby assumes the liabilities set forth on Exhibit B and all of CNSV’s obligations with respect to the contracts and agreements set forth on Exhibit B and agrees to perform and be obligated by the terms, conditions and provisions thereof.

3.

HH, for good and valuable consideration, hereby releases and discharges CNSV, its successors and assigns from all actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims, and demands whatsoever, in law, admiralty or equity, which against CNSV, HH, HH’s successors and assigns ever had, now have or hereafter can, shall or may, have for, upon or by reason of any matter, cause or thing whatsoever from the beginning of the world to the day of the date of this release.

4.

HH covenants and agrees, at its sole cost and expense, to indemnify, protect and hold harmless CNSV against and from any and all damages, losses, liabilities, obligations, penalties, claims, litigation, demands, defenses, judgments, suits, proceedings, costs, disbursements or expenses (including, without limitation, attorneys’ fees and disbursements) of any kind or of any nature whatsoever which may at any time be imposed upon, incurred by or asserted or awarded against CNSV, arising out of  the assignments, transfers and transactions referenced in this Agreement.

[Remainder of Page Left Intentionally Blank]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

HYDROCARBONS HOLDINGS, INC.

By:  /s/ Richard S. Polep

  Richard S. Polep, sole Director

CONSOLIDATION SERVICES, INC.

By:  /s/ Gary D. Kucher

  Gary D. Kucher, CEO

Exhibit A

1.

All right, title and interest in oil and gas, minerals, and all other oil and gas-related assets (whether or not located, realized or proven) underlying CNSV properties (the “Oil and Gas-Related Assets”).

2.

Any and all goodwill relating to CNSV’s Oil and Gas-Related Assets, its oil and gas related operations, or its oil and gas-related business as of the date of this Agreement.

Exhibit B

1.

CNSV’s rights and obligations under a Separation and Distribution Agreement dated as of January 1, 2010, by and between Consolidation Services, Inc. and Colt Resources, Inc., including, but not limited to, Section 2.3(a) an ownership royalty interest of 12.5% to Colt Resources in those oil and gas assets included within the Parent (CNSV) Assets as set forth on Schedule C on the Distribution Date.

2.

All right, title and interest in 39 oil wells and 19 gas wells, a total of 58 wells and related support equipment transferred on April 1, 2010, from the following 12 entities:

(1)  Energy Production Revenue Fund, LLC

(2)  Knox Drilling Fund, LLP

(3)  Knox Drilling Fund II, LLP

(4)  Appalachian Drilling Fund, LLP

(5)  Appalachian Drilling Fund II, LLP

(6)  Annex Drilling Fund, LLP

(7)  Syroco Energy Corp.

(8)  Block Production Fund, LLP

(9)  Rodgers Production Revenue Fund, LLP

(10)  Production Revenue Drilling Fund, LLP

(11)  Block City Drilling Fund, LLP

(12)  Green County Energy Fund, LLP

3.

All other oil and gas rights, contracts, leases, agreements or deeds that are in CNSV’s name or are to be issued to CNSV pursuant to any binding agreement or option to purchase relating thereto.(1)

Footnote:

(1) Such transfer of ownership from CNSV to HH shall be evidenced by recordation of the assignment, deed, or other appropriate instrument of conveyance with the respective county land records department, court house, or regulatory authority, as the case may be.